                                                                     Exhibit 4.3



                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


     AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") dated January 14, 1994 among Alco Standard Corporation (the "Borrower") and the financial institutions listed in Schedule I attached hereto (each a "Bank" and, collectively, the "Banks").



                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the parties hereto, together with Deutsche Bank AG, New York Branch, as Agent, are parties to the Credit Agreement, dated as of October 15, 1992 (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement so as to extend the Commitment Termination Date; and

     WHEREAS, pursuant to Section 9.3 of the Credit Agreement, the Credit Agreement may be amended as set forth in the immediately preceding recital by the written agreement of the Borrower and the Banks;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  Defined Terms. Capitalized terms used herein and not otherwise defined
         -------------
herein shall have the meanings assigned to such terms in the Credit Agreement.

     2.  Amendments. (a) The definition of Commitment Termination Date set
         ----------
forth in Section 1.1 of the Credit Agreement is hereby amended by deleting the date "January 15, 1994" where it appears therein and replacing it with the date "January 11, 1995".

     (b) Exhibit A is hereby amended in its entirety and replaced with Schedule I attached hereto.

     3.  Representations and Warranties. In order to induce the Banks to enter
         ------------------------------
into this Amendment, the Borrower hereby (a) makes to each of them each of the representations, warranties and agreements contained in Section 3 of the













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Credit Agreement, in each case on the date hereof after giving effect to this
Amendment, and (b) represents and warrants that there exists no Event of Default, in each case on the date hereof and after giving effect to this Amendment.

     4.  Counterparts.  This Amendment may be executed simultaneously in two or
         ------------
more counterparts, each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     5.  Agreement Not Otherwise Amended.  Terms and provisions of the Credit
         -------------------------------
Agreement not amended hereby shall continue to remain in full force and effect.

     6.  Governing Law.  This Amendment and the rights and obligations of the
         -------------
parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed on its behalf, this Amendment, all on the date first above written.

                                       ALCO STANDARD

                                       By SIGNATURE APPEARS HERE
                                         ---------------------------------
                                         Title: Treasurer


                                       DEUTSCHE BANK AG, CAYMAN ISLANDS
                                         BRANCH

                                       By  /s/ Bowen T. Depke
                                         ---------------------------------
                                         Title:  Assistant Vice President

                                       By /s/ Rolf-Peter Mikolayczyk
                                         ---------------------------------
                                         Title: Director

                                       THE TORONTO-DOMINION BANK

                                       By /s/ David G. Parker
                                         ---------------------------------
                                         Title: Mgr. Cr. Admin.


                                       INSTITUTO BANCARIO SAN PAOLO
                                         DI TORINO SPA

                                       By  SIGNATURE APPEARS HERE
                                         ---------------------------------
                                         Title:  Vice President


                                       THE TOYO TRUST & BANKING CO., LTD.
                                         NEW YORK BRANCH

                                       By  SIGNATURE APPEARS HERE
                                         ---------------------------------
                                         Title: Vice President

                                      -3-




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                                                                      SCHEDULE I
                                                                      ----------


                           LIST OF BANKS/COMMITMENTS
                           -------------------------


Deutsche Bank AG, Cayman Islands Branch                           DM 122,500,000

The Toronto-Dominion Bank                                         DM 22,500,000

Instituto Bancario San Paolo Di Torino Spa                         DM 20,000,000

The Toyo Trust & Banking Co., Ltd. New York Branch                 DM 15,000,000